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                                                                    EXHIBIT 3.1A


                                  [SEAL/LOGO]
                              STATE OF CALIFORNIA               OFFICE OF THE
                                                              SECRETARY OF STATE
                                                                    [SEAL]


                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


[SEAL]                                IN WITNESS WHEREOF, I execute this
                                   certificate and affix the Great Seal of
                                     the State of California this day of
                                                 JUN 17 1999

                                               /s/ BILL JONES
                                             Secretary of State





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                                    [             ENDORSED o FILED             ]
                                    [ IN THE OFFICE OF THE SECRETARY OF STATE  ]
                                    [        OF THE STATE OF CALIFORNIA        ]
                                    [               JUN 09 1999                ]
                                    [      BILL JONES, SECRETARY OF STATE      ]


                          CERTIFICATE OF AMENDMENT OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             WILLIAMS-SONOMA, INC.



Dennis A. Chantland certifies that:

     1.   He is the Executive Vice President and the Secretary of
Williams-Sonoma, Inc., a California corporation.

     2. Article IV of the Restated Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                                   ARTICLE IV

          "Notwithstanding that applicable law would otherwise permit action to be taken with the approval of a lesser percentage, each of the following actions shall require the affirmative vote of not less than two-thirds of the outstanding shares of this corporation entitled to vote:

          (a)  a merger or consolidation of this corporation;

          (b) the sale or other disposition by this corporation or a subsidiary of assets that constitute substantially all of the assets of this corporation and its subsidiaries on a consolidated basis; or

          (c) the adoption of any plan or proposal for dissolution or liquidation of this corporation;

     provided that the provisions of this Article IV shall not apply to any such transaction solely between this corporation and one or more Controlled Entities or between two or more Controlled Entities. "Controlled Entity" means a legal entity of which 50% or more of the outstanding equity entitled to vote is owned, directly or indirectly, by this corporation.

          "Notwithstanding any other provision of these Restated Articles of Incorporation or Bylaws of this corporation and notwithstanding that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of this corporation, the affirmative vote of not less than two-thirds of the outstanding shares of this corporation entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with this Article IV."

     3. The foregoing amendment to Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment to Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the

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corporation is 55,808,325. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was not less than two-thirds of the outstanding shares entitled to vote.

     The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

     Executed at San Francisco, California, this 7th day of June, 1999.




                                        /s/ DENNIS A. CHANTLAND
                                        --------------------------------------
                                        Dennis A. Chantland,
                                        Executive Vice President and Secretary



                                                    [SEAL]




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